UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 29, 2017

CROSSROADS LIQUIDATING TRUST

(Exact name of registrant as specified in its chapter)

Maryland	000-53504	82-6403908
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 N. 13th Street, #1100

Lincoln, Nebraska 68508

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into Material Definitive Agreements

On June 29, 2017, the Board of Trustees ratified an Amendment to the Adminstrator Consulting Agreement and Acknowledgement (the “Amendment”), dated June 23, 2017, by and between Crossroads Capital, Inc. and 1100 Capital Consulting, LLC (the “Administrator”), to allow the Administrator to continue to provide services to Crossroads Liquidating Trust (the “Liquidating Trust”).

Item 8.01	Other Events

On June 30, 2017, the Liquidating Trust issued a press release announcing that its trustees have approved a cash distribution of $1.60 per unit to the holders of beneficial interests in the Liquidating Trust to be paid on or about July 12, 2017.

In addition, the Liquidating Trust has reported that the liquidating distribution deemed to have been received by stockholders of Crossroads Capital, Inc. for tax reporting purposes on June 23, 2017, the effective date of the conversion of Crossroads Capital, Inc. into the Liquidating Trust, is $2.67 per share. The liquidating distribution value, which represents the Board’s estimate of the amount per beneficial interest to be distributed in total over the lifetime of the Liquidating Trust, was determined based on the net asset value of Crossroads Capital as of March 31, 2017 adjusted for expenses and events materially affecting the fair market value of the portfolio investments, if any.

The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS LIQUIDATING TRUST

Date: June 30, 2017	By:	/s/ Ben H. Harris
Ben H. Harris
Administrator